Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Openwave Systems Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-109547, 333-130042) and Form S-8 (Nos. 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-81215, 333-67200, 333-67186, 333-54726, 333-46142, 333-44926, 333-40850, 333-40840, 333-36832, 333-35394) of Openwave Systems Inc. of our report dated September 15, 2008 with respect to the consolidated balance sheets of Openwave Systems Inc. and subsidiaries as of June 30, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended June 30, 2008, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2008, and the effectiveness of internal control over financial reporting as of June 30, 2008, which reports appear in the June 30, 2008 annual report on Form 10-K of Openwave Systems Inc.

Our report on the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective July 1, 2007.

/s/ KPMG LLP

Mountain View, California

September 15, 2008